Exhibit 4.2

EXECUTION VERSION

TRANSMERIDIAN EXPLORATION INC.

Senior Secured Notes due 2010

INDENTURE

Dated as of October 24, 2008

THE BANK OF NEW YORK MELLON

as Trustee

TRANSMERIDIAN EXPLORATION INCORPORATED

TMEI OPERATING, INC.

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

JSC CASPI NEFT TME

BRAMEX MANAGEMENT, INC.

as Guarantors

i

EXHIBITS

Exhibit A – Form of Security

Exhibit B – Form of Certificate of Transfer

Exhibit C – Form of Certificate of Exchange

Exhibit D – Form of Notation of Guarantee

Exhibit E – Form of Supplemental Indenture to be Delivered by Future Guarantors

Exhibit F – Form of Certificate From Acquiring Institutional Accredited Investor

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6
	(d)	7.6
314	(a)	4.2; 4.11; 12.2
	(b)	11.3; 11.4; 11.6
	(c)(1)	11.3; 12.4
	(c)(2)	11.3; 12.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.3
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 12.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	12.6
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

v

INDENTURE, dated as of October 24, 2008, among TRANSMERIDIAN EXPLORATION INC., a British Virgin Islands company (the “Company”), each of the GUARANTORS (as defined herein) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Senior Secured Notes due 2010 to be issued on the Issue Date in exchange for the Old Securities (as hereinafter defined) (the “Initial Securities”), and, if and when issued in exchange for the Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company’s Senior Secured Notes due 2010 provided in exchange for such Initial Securities (the “Exchange Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means the additional interest, if any, required by Section 6 of the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, including, without limitation, by means of a sale and leaseback transaction, and:

(a)	any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves, excluding the conveyance of the Permitted Net Revenue Interest; and

(b)	any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments (other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto);

provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 hereof and/or Section 5.1 hereof and not by the provisions of Section 4.7 hereof; and

(2)	the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that together involves assets having a Fair Market Value of less than $250,000;

(2)	a transfer of assets between or among the Parent and its Wholly-Owned Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Parent or to another Restricted Subsidiary;

(4)	a disposition of Cash Equivalents in the ordinary course of business;

(5)	a Restricted Payment or Permitted Investment that is permitted by Section 4.4 hereof;

(6)	a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Parent’s and its Restricted Subsidiaries’ oil and gas production operations;

(7)	any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition described in either clause (a) or (b) of the preceding paragraph;

(8)	the provision of services and equipment for the operation and development of the Parent’s and its Restricted Subsidiaries’ oil and gas wells, in the ordinary course of the Parent’s and its Restricted Subsidiaries’ oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(9)	the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien) in accordance with this Indenture;

(10)	the disposition of surplus or obsolete equipment in the ordinary course of business of the Parent and its Restricted Subsidiaries;

(11)	the disposition of equipment in the ordinary course of business of the Parent and its Restricted Subsidiaries; provided that the proceeds therefrom are used to (a) make capital expenditures, (b) acquire equipment to be used or useful in the Oil and Gas Business or (c) replace equipment that is the subject of such sale; and provided further that, to the extent that the aggregate proceeds received from such dispositions exceed (i) $8.0 million in any one fiscal quarter or (ii) $20.0 million in the twelve-month period immediately preceding a disposition made pursuant to this clause (11), such excess proceeds shall be deemed to constitute an “Asset Sale” hereunder;

(12)	the entry into forward sale contracts relating to Hydrocarbons; provided that (a) the Parent shall deliver to the Trustee the written opinion specified in Section 4.8(a)(2)(B), with respect to any forward sale contract for which the aggregate consideration, when taken together with the aggregate consideration of all forward sales contracts subject to this clause (12) entered into over the preceding two months, exceeds the greater of (i) $50.0 million, or (ii) the Parent’s oil revenue, net (calculated on a consolidated basis) for the two calendar months immediately preceding the entry into such transaction or series of transactions for which financial results are available, and (b) with respect to any such forward sale contract with a duration of greater than 18 months and for which the proceeds received by the Parent from such forward sale contract over any two-month period exceed the greater of (A) $50.0 million or (B) the Parent’s oil revenue, net (calculated on a consolidated basis), for the two calendar months immediately preceding the entry into such forward sale contract, the excess amount of such proceeds over the relevant threshold amount set forth in clause (b)(A) or (b)(B) may only be used by the Parent to fund the operating expenses (including debt service) of the Parent and its Restricted Subsidiaries;

(13)	the sale or other disposition of Excluded Assets; and

(14)	the issuance of Foreign Required Minority Shares.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the first sentence of this definition, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors or similar applicable British Virgin Islands’ legislation.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, with respect to any Person, the board of directors of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by a Director, the Secretary or an Assistant Secretary of such Person to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bramex” means Bramex Management, Inc., a British Virgin Islands company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means any of the following:

(1)	United States dollars;

(2)	direct obligations of the United States of America, any state of the European Economic Area, the People’s Republic of China or Hong Kong or any agency of the foregoing or obligations fully and unconditionally guaranteed or insured by the United States of America, any state of the European Economic Area, the People’s Republic of China or Hong Kong or any agency of the foregoing, in each case having maturities of not more than one year from the date of acquisition thereof;

(3)	certificates of deposit with maturities of six months or less from the date of acquisition thereof, time deposit accounts and money market deposits maturing within six months of the date of acquisition thereof, and demand deposits, trust accounts and overnight bank accounts, in each case issued by or with a bank or trust company that is organized under the laws of the United States of America or any state thereof, any state of the European Economic Area or Hong Kong, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the U.S. dollar equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank or trust company meeting the qualifications described in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Ratings Services (or its successor) and in each case maturing within 270 days after the date of acquisition thereof;

(6)	securities, maturing within one year of the date of acquisition thereof, issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services;

(7)	any money market or mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (6) above;

(8)	deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in the Oil and Gas Business; provided that all such deposits are made in such accounts in the ordinary course of business; and

(9)	time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (i) Agricultural Bank of China, Bank of China, Bank of Communications, China Merchants Bank, Industrial and Commercial Bank of China, Industrial Bank Limited or China Construction Bank, (ii) any other bank or trust company organized under the laws of the People’s Republic of China whose long-term debt rating by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services is as high or higher than that of any of those banks listed in clause (i) of this paragraph or (iii) any other bank organized under the laws of the People’s Republic of China, provided that, in the case of clause (iii), such deposits do not exceed $10.0 million (or the U.S. dollar equivalent thereof) with any single bank or $30.0 million (or the U.S. dollar equivalent thereof) in the aggregate on any date of determination.

“Caspi Neft” means JSC Caspi Neft TME, a Kazakhstan joint stock company.

“Caspi Neft Security Agreements” means the amended and restated nominee or custodial arrangements, conditional share transfer agreements, dated as of the Consent Effective Date, and other agreements by and among JSC BTA Securities (formerly known as JSC TuranAlem Securities), the Company, Bramex, the Collateral Agent, the Old Trustee or the Trustee with respect to the Capital Stock of Caspi Neft held by the Company and Bramex, as each may be further amended or supplemented from time to time.

“Change of Control/MAC” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent or the Company and its Subsidiaries taken as a whole;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Parent or the Company or any Significant Subsidiary;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(1) or 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Parent or, except for the Parent, the Company, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of the Parent or the Company are not Continuing Directors;

(5)	the Parent or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(6)	the occurrence of a Material Adverse Change.

Notwithstanding anything to the contrary in the foregoing clauses (1) through (6), none of the transactions arising out of or contemplated by the Investment Agreement shall constitute, individually or in the aggregate, a Change of Control/MAC.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Collateral” shall include all property or assets pledged and assigned to, or otherwise made subject to a Lien in favor of, the Collateral Agent pursuant to the Security Documents, including (1) the Capital Stock of the existing and any future Restricted Subsidiaries of the Company held directly by the Company and all existing and future intercompany Indebtedness represented by loans from the Company, as obligee, to a Restricted Subsidiary or to the Parent; (2) the Capital Stock of the Company and TMEI, and all existing and future intercompany Indebtedness represented by loans from the Parent, as obligee, to a Restricted Subsidiary; and (3) all existing and future intercompany Indebtedness represented by loans from any Subsidiary Guarantor, as obligee, to each of the Parent and its Restricted Subsidiaries (and, in the case of Bramex, all of the Capital Stock of Caspi Neft held by it).

“Collateral Agent” means The Bank of New York Mellon (and its successors, nominees and agents) serving in its capacity as collateral agent under the Security Documents.

“Commodity Agreement” means any oil or natural gas hedging agreement and other agreement or arrangement designed to protect the Parent or a Restricted Subsidiary against fluctuations in oil or natural gas prices.

“Company Pledge Agreement(s)” means the Amended and Restated Pledge Agreement, dated as of the Consent Effective Date, among the Company, the Old Trustee, the Trustee and the Collateral Agent, with respect to the Capital Stock of Bramex and Transmeridian Kazakhstan held by the Company, as further amended or supplemented from time to time.

“Consent Effective Date” means October 24, 2008, the effective date of the Old Amendment Documents and the date on which this Indenture is originally executed and delivered. Although the Old Amendment Documents will become effective on the Consent Effective Date, the amendments to the Old Existing Documents effected by the Old Amendment Documents will not become operative until immediately prior to issuance of the Securities on the Issue Date.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	Fixed Charges of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such amounts were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(6)	to the extent included in determining Consolidated Net Income, the sum of:

(a)	the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

(b)	amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion, amortization, impairment and other non-cash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the cumulative effect of a change in accounting principles shall be excluded;

(4)	any write-downs or impairments of non-current assets shall be excluded; and

(5)	any non-cash gains or losses or changes in respect of hedge or non-hedge derivatives (including those resulting from the application of Statement of Financial Accounting Standards No. 133) shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Currency Agreements” means, at any time as to the Parent and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Parent’s or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Emba-Trans” means Emba-Trans LLP, a Kazakhstan limited liability partnership.

“Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance for cash of Equity Interests (other than Disqualified Stock) of the Parent after the Issue Date and other than any issuance of securities under or to any benefit plan of the Parent or a Restricted Subsidiary.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear clearance system, or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” has the meaning set forth in the preamble hereto.

“Exchanging Dealer” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means Rig 232 as described in Note 6 to the financial statements included in the Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

“Exploration Contract” means the Exploration Contract with respect to the South Alibek Field by and between Caspi Neft and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, dated April 29, 1999.

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Parent if such value is less than $2,000,000; provided, however, if the value of such Asset Sale or Restricted Payment or other item is $2,000,000 or greater, such determination shall be made in good faith by the Board of Directors of the Parent; and provided further if the value of such Asset Sale or Restricted Payment or other item is $5,000,000 or greater, such determination shall be made by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Parent.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)	the product of:

(a)	all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Parent, times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Foreign Required Minority Shares” means the minimum amount of Capital Stock of a Foreign Restricted Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Restricted Subsidiary to transact business in such foreign jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, in effect as of December 12, 2005, the original issue date of the Old Securities. All ratios and calculations under this Indenture based on GAAP measures shall be computed in conformity with GAAP.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibit A hereto.

“Global Security Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer’s option.

“guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means the Parent Guarantee and the Subsidiary Guarantees.

“Guarantors” means the Parent and each Subsidiary that executes a guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Security” means the Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold to Institutional Accredited Investors in the United States of America.

“Indebtedness” means, with respect to any specified Person, without duplication,

(1)	all obligations of such Person, whether or not contingent, in respect of:

(a)	borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	bankers’ acceptances;

(d)	Capital Lease Obligations; and

(e)	the balance deferred and unpaid of the purchase price of any property due more than six months after the date of acquisition thereof, except any such balance that constitutes a trade payable;

(2)	all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements or Dollar Denominated Production Payments;

(3)	all liabilities of others of the kind described in the preceding clauses (1) or (2) that such Person has guaranteed or assumed or that are otherwise its legal responsibility (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

(4)	Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(a)	the full amount of such obligations so secured; and

(b)	the Fair Market Value of such asset;

(5)	Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)	Attributable Debt in respect of a sale and leaseback transaction; and

(7)	any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (6) or this clause (7), whether or not between or among the same parties.

Subject to clause (3) of the preceding sentence, Volumetric Production Payments shall not be deemed to be Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Interest Rate Agreements” means, with respect to the Parent and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any floating rate Indebtedness that is permitted to be incurred under this Indenture.

“Investment Agreement” means the investment agreement dated as of June 11, 2008 between the Parent and UEGL, as amended and restated September 22, 2008 effective June 11, 2008, as the same may be further amended or amended and restated on or prior to the Issue Date.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.4(c) hereof.

“Issue Date” means the date on which Securities are first issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Change” means the occurrence of any of the following which is not cured within 30 days (i) a loss, revocation, or expiration of Caspi Neft’s Exploration Contract or Production Contract; provided that once the Production Contract has become effective, Caspi Neft will no longer be obligated to maintain its Exploration Contract; (ii) an increase in the overall statutory tax rate in Kazakhstan to a rate greater than or equal to 50% of income before taxes, or (iii) a material adverse change in the governmental status of Kazakhstan, including a downgrade of Kazakhstan’s sovereign debt rating by either Moody’s Investors Service, Inc. (or its successors) or Standard & Poor’s Ratings Service (or its successors) to a rating of B1 or B+, respectively, or worse.

“Net Available Proceeds” means the aggregate cash or Cash Equivalents received by the Parent or any of its Restricted Subsidiaries as proceeds in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)	the direct costs relating to such Asset Sale, including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)	amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

(4)	any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Available Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Parent or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of reasonable attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges (other than those payable to Affiliates of the Parent) actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale, or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender with respect to such Indebtedness; and

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Note Obligations” means the Securities, the Parent Guarantee, the Subsidiary Guarantees and all other obligations of any Obligor under this Indenture or the Security Documents.

“Obligor” means each of the Parent, the Company, the Subsidiary Guarantors and any other Person that has granted to the Collateral Agent a Lien upon any of the Collateral as security for the Secured Obligations.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, the Controller or the Secretary or an Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Parent, as the case may be, by an Officer (for which in the case of the annual Officer’s Certificate delivered pursuant to Section 4.16, such Officer shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 12.4 and 12.5 of this Indenture and is delivered to the Trustee.

“Oil and Gas Business” means:

(1)	the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2)	the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3)	any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“Old Amendment Documents” means (i) the Third Supplemental Indenture dated the Consent Effective Date in respect of the Old Existing Indenture and (ii) the Company Pledge Agreement, the Parent Pledge Agreement and the Caspi Neft Security Agreements.

“Old Existing Documents” means the Old Existing Indenture and the “Security Documents” referred to therein as in effect immediately prior to the execution and delivery of the Old Amendment Documents.

“Old Existing Indenture” means the indenture dated as of December 12, 2005, as supplemented by the First and Second Supplemental Indentures thereto, dated as of December 22, 2005 and May 24, 2006, respectively, among the Company, the guarantors party thereto and the Old Trustee.

“Old Indenture” means the Old Existing Indenture, as supplemented by the Old Amendment Document referred to in clause (i) of the definition thereof and as thereafter further amended or supplemented from time to time.

“Old Parent Guarantee” means the guarantee by the Parent of the Company’s “Obligations” (as defined in the Old Indenture) with respect to the Old Securities pursuant to Article X of the Old Indenture.

“Old Securities” means the Company’s outstanding 12% Senior Secured Notes due 2010 issued under the Old Indenture and that were not exchanged for Securities on the Issue Date.

“Old Subsidiary Guarantee” means a guarantee by a Subsidiary Guarantor of the Company’s “Obligations” (as defined in the Old Indenture) with respect to the Old Securities pursuant to Article X of the Old Indenture.

“Old Trustee” means the trustee under the Old Indenture.

“Opinion of Counsel” means a written opinion from legal counsel that is reasonably acceptable to the Trustee, that complies with Sections 12.4 and 12.5 of this Indenture and that is delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means Transmeridian Exploration Incorporated, a Delaware corporation.

“Parent Guarantee” means the guarantee by the Parent of the Obligations with respect to the Securities pursuant to Article X hereof.

“Parent Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of the Consent Effective Date, among the Parent, the Trustee, the Old Trustee and the Collateral Agent with respect to the Capital Stock of the Company and TMEI held by the Parent, as further amended or supplemented from time to time.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Investments” means:

(1)	any Investment in the Parent or in a Wholly-Owned Restricted Subsidiary of the Parent;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Parent; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7 hereof;

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6)	receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8)	Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(9)	Hedging Obligations, which transactions or obligations are incurred in compliance with Section 4.3 hereof;

(10)	the entry into operating agreements, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, or other similar and customary agreements, transactions, properties, interests or arrangements made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations;

(11)	Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course; and

(12)	Investments in Unrestricted Subsidiaries made with the proceeds of an Equity Offering.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non payment or which are being contested in good faith by appropriate proceedings, provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(7)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries;

(8)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)	such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(10)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Parent or any Restricted Subsidiary to provide collateral to the depository institution;

(11)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business;

(12)	Liens existing on the Issue Date;

(13)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Parent or any Restricted Subsidiary;

(14)	Liens on property at the time the Parent or a Restricted Subsidiary of the Parent acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary of the Parent; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary of the Parent;

(15)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent and/or a Wholly-Owned Restricted Subsidiary;

(16)	Liens securing the Securities (including any Exchange Securities issued pursuant to the Registration Rights Agreement), the Parent Guarantee, the Subsidiary Guarantees, any other obligations under this Indenture and other Indebtedness incurred pursuant to the Investment Agreement;

(17)	Liens securing the Old Securities, the Old Parent Guarantee and the Old Subsidiary Guarantees and other obligations under the Old Indenture, to the extent the Securities (including any Exchange Securities issued pursuant to the Registration Rights Agreement), the Parent Guarantee, the Subsidiary Guarantees and other Note Obligations under this Indenture are equally and ratably secured by such Liens;

(18)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(19)	Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(20)	Liens on pipelines or pipeline facilities that arise by operation of law;

(21)	Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(22)	Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(23)	set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Parent or any of its Restricted Subsidiaries on deposit with or in the possession of such institutions;

(24)	Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.4 hereof;

(25)	Liens to secure Permitted Refinancing Indebtedness secured by Liens referred to in the foregoing clauses (9), (12), (14), (16) and (17); provided that in the case of Liens to secure Permitted Refinancing Indebtedness secured by Liens referred to in the foregoing clauses (9), (12), (14), (16) and (17), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof); and

(26)	Permitted Net Revenue Interest.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

“Permitted Net Revenue Interest” means the 3.5% net revenue interest in the South Alibek Field granted to Roskilde Enterprises, Ltd., a company organized in the Republic of Seychelles, on December 15, 2005 in connection with the consummation of the Company’s acquisition of the Capital Stock of Bramex.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) (a)	if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is earlier than the final maturity date of the Securities, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or

(b)	if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is later than the final maturity date of the Securities, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the Securities;

(3)	the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Parent Guarantee or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or the Parent Guarantee or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)

such Indebtedness is not incurred by a Restricted Subsidiary if the Parent is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that the Company or a Restricted

Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Parent, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Securities, such guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subsidiary thereof or any other entity.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Contract” means the long-term production contract, dated as of December 29, 2006, with respect to the South Alibek Field by and between Caspi Neft and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“QIB” means any “qualified institutional buyer” (as defined under the Securities Act).

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and Citigroup Global Markets Inc.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend (including the Regulation S Global Security).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. When used with respect to the Parent, “Restricted Subsidiary” includes, without limitation, the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” means the Note Obligations and the “Note Obligations” (as defined in the Old Indenture).

“Secured Parties” means the Holders of the Securities, the holders of the Old Securities, the Old Trustee, the Trustee and the Collateral Agent.

“Securities” means securities issued under this Indenture. The Initial Securities and the Exchange Securities shall be treated as a single class for all purposes under this Indenture, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities and the Exchange Securities.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Security Documents” means any one or more security agreements, pledge agreements, collateral assignments, mortgages, share pledges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company and any other Obligor creating, or purporting to create, a Lien upon Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms. Without limiting the generality of the foregoing, the Security Documents include the Parent Pledge Agreement, the Company Pledge Agreement and the Caspi Neft Security Agreements.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Parent, the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Parent Guarantee, the Securities or a Subsidiary Guarantee, as appropriate, pursuant to a written agreement to that effect.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Affiliates of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Parent.

“Subsidiary Guarantee” means a guarantee by a Subsidiary Guarantor of the Obligations with respect to the Securities pursuant to Article X hereof.

“Subsidiary Guarantor” means each Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

“Swap” has the meaning provided thereto in the Investment Agreement.

“TMEI” means TMEI Operating, Inc., a Texas corporation and wholly-owned subsidiary of the Parent.

“Transactions” has the meaning provided thereto in the Investment Agreement.

“Transmeridian Caspian” means Transmeridian Caspian Petroleum LLP, a Kazakhstan limited liability partnership.

“Transmeridian Kazakhstan” means Transmeridian (Kazakhstan) Incorporated, a British Virgin Islands company and wholly-owned subsidiary of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UEGL” means United Energy Group Limited, an exempted company with limited liability existing under the laws of Bermuda.

“Unrestricted Definitive Note” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means Emba-Trans, Transmeridian Caspian, Transmeridian Caspian Ltd. (a British Virgin Islands company), SMOIC Limited (a Cyprus private company limited by shares), DNK LLC (a Russian limited liability company) and any other Subsidiary of the Parent (other than the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3)	is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in each case to the extent that the full amount of any such commitment is treated as an Investment in compliance with Section 4.4 hereof or a Permitted Investment;

(4)	either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Parent and its Subsidiaries; and

(5)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.4 hereof. All such outstanding Investments will be valued at their Fair Market Value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.4 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3 hereof, the Parent shall be in default of such covenant.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default would be in existence following such designation.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than Foreign Required Minority Shares) shall at the time be owned by such Person and/or by one or more other Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.2 Other Definitions

“Additional Amounts”	Section 4.18(a)
“Affiliate Transaction”	Section 4.8(a)
“Asset Sale Offer”	Section 4.7(c)
“Asset Sale Payment”	Section 4.7(c)
“Asset Sale Payment Date”	Section 4.7(d)
“Authenticating Agent”	Section 2.2
“Authentication Order”	Section 2.2
“Change of Control/MAC Offer”	Section 4.11(a)
“Change of Control/MAC Payment”	Section 4.11(a)
“Change of Control/MAC Payment Date”	Section 4.11(a)
“covenant defeasance option”	Section 8.1(b)
“Defaulted Interest”	Section 2.11
“Event of Default”	Section 6.1
“Excess Proceeds”	Section 4.7(c)
“Exchange Securities”	Preamble
“incur”	Section 4.3(a)
“Initial Securities”	Preamble
“legal defeasance option”	Section 8.1(b)
“Legal Holiday”	Section 12.7
“Obligations”	Section 10.1
“Paying Agent”	Section 2.3
“Payment Default”	Section 6.1(6)
“Payor”	Section 4.18(a)
“Permitted Asset Exchange”	Section 1.1 (“Asset Sale”)
“Permitted Indebtedness”	Section 4.3(b)
“Post Petition Interest”	Section 10.10
“Post-Swap Change of Control/MAC Offer”	Section 3.8(a)
“Post-Swap Change of Control/MAC Payment”	Section 3.8(a)
“Registrar”	Section 2.3
“Relevant Tax Jurisdiction”	Section 4.18(a)
“Restricted Payment”	Section 4.4(a)
“Special Mandatory Redemption”	Section 3.8
“Special Mandatory Redemption Date”	Section 3.8
“Special Mandatory Redemption Event”	Section 3.8
“Special Mandatory Redemption Price”	Section 3.8
“Subordinated Obligations”	Section 10.10

Section 1.3 Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor (including any Guarantor) on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Regulation S Global Securities. Securities offered and sold in reliance on Regulation S may be issued initially in the form of the Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Registrar, at its office located in The Borough of Manhattan, The City of New York, State of New York, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer or such interests to U.S. Persons (as defined in Regulation S) shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.2 Execution and Authentication

One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $177,726,000 (or such other aggregate principal amount set forth in an Authentication Order delivered on the Issue Date) in exchange for Old Securities on the Issue Date, and (ii) Exchange Securities for issue only in a registered exchange offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities of an equal principal amount, in each case upon a written order (the “Authentication Order”) of the Company signed by one Officer of the Company. Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of such Securities is to be authenticated and whether the Securities are to be in the form of Initial Securities or Exchange Securities.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3 Registrar and Paying Agent

The Company shall at all times maintain in the Borough of Manhattan, The City of New York, the State of New York an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents in the Borough of Manhattan, The City of New York, the State of New York. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent.

The Company shall enter into an agreement with the initial Paying Agent and initial Registrar evidencing its acceptance of its appointment as such in accordance with the terms of this Indenture, which shall incorporate the terms of the Trust Indenture Act, and the Company may enter into further agreements with any of the Trustee, the initial Registrar and the initial Paying Agent with respect to the allocation of responsibilities among them. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee either shall act as such in the designated corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, the State of New York, where the Securities may be presented or surrendered for payment, in which case it shall be entitled to appropriate compensation therefor pursuant to Section 7.7 hereof, or the Trustee shall appoint or cause to be appointed such Registrar or Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent from an office in the Borough of Manhattan, The City of New York, the State of New York. The Paying Agent or the Registrar may resign as such upon 30 days’ prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

If at any time there shall be no Paying Agent with an office or agency in the Borough of Manhattan, The City of New York, where the Securities may be presented or surrendered for payment, the Company shall forthwith designate such a Paying Agent in order that the Securities shall at all times be payable in the Borough of Manhattan, The City of New York, the State of New York.

The Company initially appoints The Bank of New York Mellon as Registrar and Paying Agent for the Securities.

The Bank of New York Mellon maintains an office in the Borough of Manhattan, The City of New York, the State of New York, where Securities may be presented or surrendered for payment which, on the Issue Date, is 101 Barclay, Lobby Level, New York, New York 10286.

Section 2.4 Paying Agent To Hold Money in Trust

By at least 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Parent, the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a

Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities or, if it does not at such time maintain an office in the Borough of Manhattan, The City of New York, the State of New York, where Securities may be presented or surrendered for payment, then it shall cause such a Paying Agent to be appointed.

Section 2.5 Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee and the Registrar; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default, and the Depositary notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and Section 2.9 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6, Section 2.7 or Section 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in

Section 2.6(b)(2)(B)(i) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.6(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, in each case, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(3) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor, a certificate to the effect set forth in Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, in each case, if applicable, the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by an Exchanging-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate:

(A) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of

Transmittal, among other things, that (I) they are not broker-dealers, (II) they are not participating in a distribution of the Exchange Securities and (III) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

(B) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of Definitive Securities so accepted, Definitive Securities in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF (X) THE ORIGINAL ISSUE DATE HEREOF (OR A PREDECESSOR SECURITY HERETO) AND (Y) THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (THE “RESALE RESTRICTION TERMINATION DATE”), OTHER THAN (1) TO THE ISSUER, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS

GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN ACCORDANCE WITH REGULATION D UNDER THE SECURITIES ACT TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (6) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (7) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH SALE, PLEDGE OR TRANSFER (A) PURSUANT TO CLAUSE (5) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSES (6) OR (7) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.7 and 4.11 hereof).

(3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III hereof, except the unredeemed portion of any Definitive Security being redeemed in part or (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

(4) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(5) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(6) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(7) Except as otherwise set forth in this Indenture or a Global Security, owners of beneficial interests in a Global Security will not be entitled to any rights under this Indenture with respect to such Global Security, and the Depositary or, if applicable, its nominee in whose name such Global Security is registered, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or, if applicable, such nominee, or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of rights of the Depositary or its nominee as the Holder of any Security.

(8) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

(9) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar and the Company pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7 Replacement Securities

If any mutilated Security is surrendered to the Registrar or the Company and the Registrar receives evidence to their satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a written order of the Company conforming to Section 2.2 hereof, will authenticate a replacement Security if the Registrar’s and the Company’s reasonable requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8 Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 12.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9 Temporary Securities

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

Section 2.10 Cancellation

The Company at any time may deliver Securities to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11 Defaulted Interest

If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1 hereof) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are Holders on a

subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee, which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest, and the Company, or at the Company’s request, the Trustee, shall promptly deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12 CUSIP and ISIN Numbers

The Company in issuing the Securities may use “CUSIP” and ISIN numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers or ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange or purchase offer and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee

If the Company elects to redeem Securities pursuant to Section 3.7 or Section 3.8 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee and the Registrar provided for in this Section 3.1 at least 45 days (or, in the case of a redemption pursuant to Section 3.8 hereof, 35 days) before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days (or in the case of a redemption pursuant to Section 3.8 hereof, five days) after the date of such notice.

Section 3.2 Selection of Securities To Be Redeemed

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or in such manner as the Trustee shall deem fair and appropriate. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly (or, in the case of a redemption pursuant to Section 3.8 hereof, no later than five days after the Trustee receives the notice thereof pursuant to Section 3.1 hereof) of the Securities or portions of Securities to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.

Section 3.3 Notice of Redemption

Subject to Section 3.8 hereof, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall deliver a notice of redemption (with a copy to the Trustee) to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) the name and address of the Paying Agent where Securities are to be surrendered;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption shall cease to accrue on and after the Redemption Date;

(7) the CUSIP number or ISIN number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

Section 3.4 Effect of Notice of Redemption

Once notice of redemption is delivered to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date; provided that if the Redemption Date is on or after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5 Deposit of Redemption Price

No later than 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal, interest and premium (if any) on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Parent, the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Parent, the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. If the Company complies with the provisions of this Section, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6 Securities Redeemed in Part

Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7 Optional Redemption

(a) At any time and from time to time on or after December 15, 2008, the Company may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Additional Amounts, if any, on the Securities, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest and Additional Amounts, if any, due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period (or shorter period, as applicable) beginning on the dates indicated below:

Year	Redemption Price
December 15, 2008	106.00%
December 15, 2009	103.00%
June 15, 2010	100.00%

(b) At any time prior to December 15, 2008, the Company may on one or more occasions redeem up to 35% of the Securities originally issued under this Indenture at a redemption price of 112.00% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the Securities originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

Section 3.8 Mandatory Redemption

To the extent that both (x) less than all of the Old Securities remaining outstanding after the Swap Closing (as defined in the Investment Agreement) are repurchased in the “Change of Control/MAC Offer” (as defined in the Old Indenture) made pursuant to the Old Indenture (the “Post-Swap Change of Control/MAC Offer”) and (y) the amount (the “Special Redemption Amount”) equal to the excess, if any, of (i) the aggregate “Change of Control/MAC Payment” (as defined in the Old Indenture) (the “Post-Swap Change of Control/MAC Payment”) that would have been necessary to repurchase all outstanding Old Securities in the Post-Swap Change of Control/MAC Offer over (ii) the actual aggregate Post-Swap Change of Control/MAC Payment is equal to or greater than $2.0 million, then the Company shall redeem for cash on the Redemption Date specified below, at a Redemption Price equal to 100% of the principal amount of Securities redeemed plus accrued and unpaid interest and Additional Amounts, if any, on such Securities to the Redemption Date, the largest aggregate principal amount of Securities in denominations of $1,000 or whole multiples thereof that, when added to the accrued and unpaid interest and Additional Amounts, if any, thereto to the Redemption Date, shall equal or be next lower than the Special Redemption Amount. The Trustee shall select the Securities to be redeemed pursuant to Section 3.2 hereof, and the Company, or the Trustee at the Company’s request and in the Company’s name and at its expense, shall, on or no later than 10 days following the “Change of Control/MAC Payment Date” (as defined in the Old Indenture), deliver a notice to Holders in the manner specified by Section 3.3 hereof specifying a Redemption Date that is 30 days following the date such notice is given (or if such 30th day is not a Business Day, the following Business Day). Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6 hereof.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Securities

The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Payments of principal, premium, if any, interest and Additional Amounts, if any, on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon optional redemption, upon required repurchase pursuant to Sections 4.7 or 4.11 hereof, upon declaration or otherwise. Principal, premium, if any, interest and Additional Amounts, if any, on the Securities shall be considered paid on the date due if on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, then due.

The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate per annum of 1% over the rate then in effect on the Securities to the extent lawful; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

All references in this Indenture, the Securities, the Parent Guarantee or the Subsidiary Guarantees to interest shall be deemed to include Additional Interest.

Section 4.2 SEC Reports

Whether or not required by the SEC, so long as any Securities are outstanding, the Parent will furnish to the Trustee and the Holders of Securities, within the time periods (including grace periods) specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a section on “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent public accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports.

If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept or does not permit such a filing).

In addition, the Parent agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to Holders of Securities and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.3 Incurrence of Indebtedness

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Parent, the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b) So long as no Default shall have occurred and be continuing or would be caused thereby, Section 4.3(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Parent, the Company and the Subsidiary Guarantors of Indebtedness (I) represented by (a) the Initial Securities (including, for the avoidance of doubt, any Securities issued to UEGL pursuant to the terms of the Investment Agreement), the Parent Guarantee and the Subsidiary Guarantees, and (b) any Exchange Securities issued pursuant to the Registration Rights Agreement in exchange for the Initial Securities, and any Parent Guarantee or Subsidiary Guarantees related thereto, or (II) otherwise incurred pursuant to the Investment Agreement;

(2) the incurrence by the Parent, the Company or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.3(a) or clause (1), (9), (10) or this clause (2) of this Section 4.3(b);

(3) the incurrence (or continuing to permit to remain outstanding Indebtedness previously incurred) by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

(A) such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all obligations with respect to the Securities or the Parent Guarantee or the relevant Subsidiary Guarantee, as applicable, unless and without limiting Section 4.9 of this Indenture or Section 4.9 of the Old Indenture, the obligor of such Indebtedness is a Restricted Subsidiary that is not an Obligor or an “Obligor” (as defined in the Old Indenture); and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(4) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued;

(5) any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Parent or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(6) any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Parent or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not financing or speculative purposes) of the Parent or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Parent);

(7) any obligation arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case incurred or assumed in connection with the disposition of any business, asset or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

(8) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness of a Restricted Subsidiary incurred after the Issue Date and outstanding on the date on which such Subsidiary was acquired by the Parent (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Parent) and excluding therefrom any of such Indebtedness that is extinguished, retired or repaid in connection with such acquisition; provided that on the date of such acquisition and after giving pro forma effect thereto, the Parent would have been able to incur at least $1.00 of additional Indebtedness pursuant the first paragraph of this covenant; and

(10) Indebtedness outstanding on the Issue Date, including the Old Securities and the Old Parent Guarantee and Old Subsidiary Guarantees in respect thereof.

(c) The Parent and the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Parent or the Company or of such Subsidiary Guarantor, as the case may be, unless made expressly subordinate to the Securities, the Parent Guarantee or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Indebtedness is subordinated to such other Indebtedness of the Parent or the Company or of such Subsidiary Guarantor, as the case may be.

(d) For purposes of determining compliance with this Section 4.3:

(1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (10) of Section 4.3(b) above, or is entitled to be incurred pursuant to Section 4.3(a), the Company will be permitted to classify and reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(5) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4 Restricted Payments

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)	declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent);

(ii)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or a Restricted Subsidiary) any Equity Interests of the Parent or any Restricted Subsidiary (other than any such Equity Interests owned by the Parent or any of its Restricted Subsidiaries) except in exchange for Equity Interests (other than Disqualified Stock) of the Parent;

(iii)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor held by persons other than the Parent or a Wholly-Owned Restricted Subsidiary, except a payment of interest or principal at the Stated Maturity thereof; or

(iv)	make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than $5,000,000.

(b) The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)	the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Parent, the Company or any Subsidiary Guarantor with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness; or

(3)	any payment reasonably related to or contemplated by the consummation of the Transactions, as such term is defined in the Investment Agreement as of the expiration time of the exchange offer referred to therein, or the redemption by the Parent of any remaining shares of the Parent’s 15% Senior Redeemable Convertible Preferred Stock and 20% Junior Redeemable Convertible Preferred Stock that remains outstanding following the closing of the Swap.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be evidenced by an Officer’s Certificate to be delivered to the Trustee. Not later than five Business Days following the date of the making of any Restricted Payment (other than under clause (3) of Section 4.4(b)), the Parent shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.4, were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.5 Liens

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.6 Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to this Indenture, the Security Documents or the Old Indenture) on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Parent or any of the Parent’s Restricted Subsidiaries, or pay any Indebtedness owed to the Parent or any of the Parent’s Restricted Subsidiaries;

(2) make loans or advances to the Parent or any of the Parent’s Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Parent or any of the Parent’s Restricted Subsidiaries.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(2) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(3) any customary encumbrances or restrictions created under any agreements with respect to Indebtedness of the Parent, the Company or any Guarantor permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.3 hereof, provided that the encumbrances and restrictions contained in any such agreement taken as a whole are not intentionally less favorable to the holders of the Securities than the encumbrances and restrictions contained in this Indenture (as determined in good faith by the Parent); and

(4) with respect to clause (3) of Section 4.6(a) only, any of the following encumbrances or restrictions:

(A) customary non-assignment provisions in leases, licenses and contracts entered into in the ordinary course of business;

(B) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(C) encumbrances set forth in agreements governing Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of Section 4.5 hereof that limit the right of the Parent or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens;

(D) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(E) customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and

(F) customary restrictions on the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

Section 4.7 Asset Sales

(a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares or other assets subject to such Asset Sale; provided that the foregoing requirement shall not apply to any Asset Sale pursuant to any loss, destruction or damage to an asset, a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of Section 4.5 hereof; and

(2) at least 85% of the consideration received therefrom by the Parent or such Restricted Subsidiary is in the form of cash or cash equivalents.

For the purposes of this provision, the following are deemed to be cash or cash equivalents: (i) the assumption of all Indebtedness of the Parent or any Restricted Subsidiary (other than liabilities that are Subordinated Indebtedness), and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness, in connection with such Asset Sale; and (ii) securities received by the Parent or any Restricted Subsidiary from the transferee which are promptly converted by the Parent or such Restricted Subsidiary into cash.

(b) Within 30 days after the receipt of any Net Available Proceeds from an Asset Sale, the Parent or such Restricted Subsidiary, as the case may be, may apply such Net Available Proceeds to repurchase Securities or redeem Securities in accordance with, and to the extent permitted by, Section 3.7 hereof or Old Securities in accordance with the comparable redemption provisions of Section 3.7 in the Old Indenture. Any Net Available Proceeds that are not so applied within 30 days shall be deemed to constitute “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds exceeds $2,000,000, the Company or the Parent will be required to make an offer (an “Asset Sale Offer”) to all Holders of Securities to purchase on a pro rata basis the maximum principal amount of Securities that may be purchased out of the Excess Proceeds (net of the amount applied to the purchase of Old Securities pursuant to a comparable repurchase offer made pursuant to Section 3.7 of the Old Indenture). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the date of purchase (the “Asset Sale Payment”), and will be payable in cash. If any Excess Proceeds (net of such amount so applied to the repurchase of Old Securities) remain after consummation of an Asset Sale Offer, the Parent and such Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities exceeds the amount of Excess Proceeds (net of such amount so applied to the repurchase of Old Securities), the Trustee shall select the Securities to be purchased on a pro rata basis or such other basis as the Trustee determines is appropriate, on the basis of the aggregate principal amounts tendered in denominations of $1,000 principal amount or multiples thereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Within 30 days following the date when the Company or the Parent becomes obligated to make an Asset Sale Offer, the Company or the Parent will deliver a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice.

(e) On the Asset Sale Payment Date, the Company or the Parent will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to the prorations of Excess Proceeds as provided for in clause (c) above of this Section 4.7;

(2) deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company or the Parent.

(f) The Paying Agent will promptly deliver to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7 the Asset Sale Payment for such tendered Securities, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

(g) If the Asset Sale Offer Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Amounts will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest or Additional Amounts will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(h) The Company or the Parent will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company or the Parent will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Section 4.8 Transactions With Affiliates

(a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2) the Parent delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Board of Directors of the Parent set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a written opinion that such Affiliate Transaction is fair, from a financial point of view, to the Parent and its Restricted Subsidiaries, taken as a whole, issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Parent.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:

(1) any employment agreement or other employee compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

(2) transactions between or among (a) the Parent and one or more of its Wholly-Owned Restricted Subsidiaries or (b) two or more Wholly-Owned Restricted Subsidiaries;

(3) Restricted Payments that are permitted by Section 4.4 hereof;

(4) indemnities of officers, directors and employees of the Parent or any Restricted Subsidiary permitted by bylaw or statutory provisions;

(5) the payment of reasonable and customary regular fees consistent in all respects with prior practices to directors of the Parent or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary of the Company;

(6) issuances of Equity Interests (other than Disqualified Stock) of the Parent;

(7) customary indemnification agreements or arrangements with officers, directors or employees of the Parent or its Restricted Subsidiaries permitted or required by law or statutory provisions and approved by the Board of Directors of the Parent;

(8) the Transactions and any other transactions contemplated by the Investment Agreement or the redemption by Parent of any remaining shares of the Parent’s 15% Senior Redeemable Convertible Preferred Stock and 20% Junior Redeemable Convertible Preferred Stock that remains outstanding following the closing of the Swap;

(9) transactions between the Parent and/or one or more of its Restricted Subsidiaries and UEGL relating to (a) the sharing of equipment used in the Oil and Gas Business, (b) the secondment or sharing of employees, consultants or advisors between the Parent and/or one or more of its Wholly-Owned Restricted Subsidiaries and UEGL, and (c) the sharing of computer and other information systems and systems software; provided that, in the reasonable judgment of the Board of Directors of the Parent or the senior management thereof, the terms of such transactions are on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate; and

(10) transactions between the Parent and/or one or more of its Restricted Subsidiaries and UEGL relating to the acquisition or disposition of Hydrocarbons; provided that, in the reasonable judgment of a majority of the disinterested members of the Board of Directors of the Parent, the terms of such transactions are on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate; and provided further that the Parent shall deliver to the Trustee the written opinion specified in clause (2)(B) of Section 4.8(a) with respect to any transaction or series of transactions for which the aggregate consideration, when taken together with the aggregate consideration of all other transactions subject to this clause (10) entered into over the preceding two months, exceeds the greater of (i) $40.0 million, or (ii) the Parent’s oil revenue, net (calculated on a consolidated basis), for the two calendar months immediately preceding the entry into such transaction or series of transactions for which financial results are available.

Section 4.9 Additional Subsidiary Guarantees

If the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture substantially in the form of Exhibit E hereto within 10 Business Days of the date on which it was acquired or created.

Section 4.10 Business Activities

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

Section 4.11 Change of Control/Material Adverse Change

(a) If a Change of Control/MAC occurs, unless the Company has exercised its right to redeem the Securities as provided in Section 3.7, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control/MAC Offer”). In the Change of Control/MAC Offer, the Company will offer a payment (the “Change of Control/MAC Payment”) in cash equal to 101% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the date of purchase. Within 30 days following any Change of Control/MAC, unless the Company has issued a notice of redemption pursuant to its right to redeem the Securities as provided under Section 3.7, the Company will deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control/MAC and offering to repurchase Securities on the date (the “Change of Control/MAC Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control/MAC.

(b) On the Change of Control/MAC Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control/MAC Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control/MAC Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(c) The Paying Agent will promptly deliver to each Holder of Securities so tendered and not withdrawn the Change of Control/MAC Payment for such tendered Securities, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof and any amounts less than $1,000 shall be returned to the Holder in cash. The Trustee will notify the Registrar of the issuance of the new Security.

(d) If the Change of Control/MAC Payment Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control/MAC Offer.

(e) The Parent will publicly announce the results of the Change of Control/MAC Offer on or as soon as practicable after the Change of Control/MAC Payment Date.

(f) The provisions described above that require the Company to make a Change of Control/MAC Offer following a Change of Control/MAC will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(g) The Company will not be required to make a Change of Control/MAC Offer upon a Change of Control/MAC if a third party makes the Change of Control/MAC Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control/MAC Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control/MAC Offer.

Notwithstanding the foregoing, the consummation of the Transactions or the issuance of Voting Stock of the Parent pursuant to the Investment Agreement shall not constitute a Change of Control/MAC and the Company shall not be required to make a Change of Control/MAC Offer as a result of the completion of any or all of the Transactions.

Section 4.12 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the Borough of Manhattan, The City of New York, State of New York, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the Borough of Manhattan, The City of New York, the State of New York, where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, the State of New York for such purposes. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. The Company initially appoints The Bank of New York Mellon, as initial Registrar and initial Paying Agent for each of said purposes. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, the State of New York, and the Company hereby appoints the Trustee as its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee will give the Company prompt notice of any change in location of the Trustee’s designated corporate trust office, but shall in all events maintain such an office in the Borough of Manhattan, The City of New York, the State of New York.

The Company hereby designates the office of The Bank of New York Mellon, 101 Barclay, Lobby Level, in the Borough of Manhattan, The City of New York, the State of New York as one such office in accordance with Section 2.3 and this Section 4.12.

Section 4.13 Appointment to Fill a Vacancy in the Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.14 Provision as to Paying Agent

(a) If the Company shall appoint a Paying Agent other than the initial Paying Agent or the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.14:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the Trustee of the receipt of sums to be so held;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, interest or Additional Amounts, if any, on the Securities when the same shall be due and payable;

(3) that it will at any time during the continuance of any Event of Default specified in Section 6.1 hereof, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

(4) that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b) If the Company shall not act as its own Paying Agent, it will, by 11:00 a.m. on or prior to the Business Date immediately prior to the due date of the principal of or premium, if any, interest or Additional Amounts, if any, on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, interest or Additional Amounts, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest or Additional Amounts so becoming due and will notify the Trustee of any failure to take such action.

(d) Anything in this Section 4.14 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.14, such sums to be delivered by the Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section 4.14 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.14 is subject to the provisions of Section 8.4 and Section 8.6.

Section 4.15 Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Parent and the Company will at all times (except as otherwise provided or permitted in this Section 4.15, Article V or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and, subject to Article X hereof, the corporate existence and franchises of each Restricted Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

Section 4.16 Compliance Certificate

(a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company ending after the Issue Date an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has performed its obligations under this Indenture, and further stating whether or not the signer knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Trust Indenture Act Section 314(a)(4).

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company’s independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.17 Taxes

The Parent will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Parent and its Restricted Subsidiaries, taken as a whole.

Section 4.18 Payment of Additional Amounts

(a) If any taxes, assessments or other governmental charges are imposed, or amounts representing such taxes, assessments or other charges are withheld, by any jurisdiction where the Company, the Parent, a Subsidiary Guarantor or a successor of the foregoing (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Securities, the Payor will pay to each Holder of a Security, to the extent it may lawfully do so, such additional amounts

(“Additional Amounts”) as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

(1) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(2) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the Beneficial Owner of the Security to comply with a reasonable and timely request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such Beneficial Owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Security to any Holder who is a fiduciary or partnership or limited liability company or other than the sole Beneficial Owner of such payment to the extent (but only to the extent) that such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or Beneficial Owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

(b) The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Copies of such documentation will be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.

(c) The Parent, the Company and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to in this Indenture (other than a transfer of the Securities), or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the British Virgin Islands or any other jurisdiction in which the Company, the Parent or any Subsidiary Guarantor is located or conducts business or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of this Indenture or any other such document or instrument following the occurrence of any Event of Default.

(d) All references in this Indenture to principal of, premium, if any, and interest on the Securities will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

Section 4.19 Foreign Corrupt Practices Act

The Parent, the Company and each of the Subsidiary Guarantors covenant that they will not, and that they will use their reasonable best efforts to ensure that each director, officer, agent or employee of the Parent, the Company or any Subsidiary Guarantor will not, make, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorize such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the United States Foreign Corrupt Practices Act of 1977 (as amended, the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority, or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Parent, the Company or any of the Subsidiary Guarantors to obtain or retain business for, or direct business to the Parent, the Company or any of the Subsidiary Guarantors, as applicable, and under circumstances which would subject the Parent, the Company or any of the Subsidiary Guarantors to liability under the FCPA or any corresponding foreign laws.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1 Merger, Consolidation or Sale of Assets

(a) Neither the Parent nor the Company may (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Parent or the Company, as the case may be, is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Company, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of (i) with respect to the Parent, the United States, any state thereof or the District of Columbia, or (ii) with respect to the Company, the British Virgin Islands;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Company, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Parent or the Company, as the case may be, under the Security Documents, this Indenture, and the Registration Rights Agreement pursuant to a supplemental indenture or other agreements reasonably satisfactory to the Trustee;

(3) at the time of and immediately after such transaction no Default shall have occurred and be continuing;

(4) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent, the Company or a Subsidiary Guarantor) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the most recently ended four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(5) the Parent or the Company, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture related thereto comply with this Indenture and all Security Documents and that all necessary actions have been taken to preserve the priority and perfection of the Liens created by all Security Documents in accordance with this Indenture.

(b) For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Parent or the Company, which properties or assets, if held by the Parent or the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Parent or the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Parent or the Company.

(c) The foregoing does not affect the Company’s obligation to make a Change of Control/MAC Offer.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in the payment when due of the principal of, or premium, if any, on the Securities;

(3) failure by the Parent or the Company to comply with Section 5.1 hereof;

(4) failure by the Parent or any of its Restricted Subsidiaries to comply for 30 days after receipt of written notice specified below with Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 or 4.11 hereof;

(5) failure by the Parent or the Company for 60 days after receipt of written notice specified below to comply with any of its other agreements contained in this Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, (i) such Indebtedness arises under the Old Indenture or (ii) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

(7) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000 (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) the Parent Guarantee or any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or the Parent or any Subsidiary Guarantor, or any Person acting on behalf of the Parent or any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Parent Guarantee or its Subsidiary Guarantee, as the case may be; and

(9) (A) the Parent, the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) consents to the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Parent, the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case in which it is a debtor;

(ii) appoints a Custodian of the Parent, the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Parent, the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days;

(10) any Security Document or any Lien purported to be created or granted thereby on any one or more items of Collateral is held in any judicial proceeding to be unenforceable or invalid with respect to the Securities, in whole or part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture or any Security Documents) to be fully enforceable and perfected with respect to the Securities; and

(11) at any time prior to the Securities becoming due and payable in full, any trustee or collateral agent or other party in respect of the Old Securities exercises or purports to exercise any remedies, or takes any other action with respect to the enforcement of its rights, in each case in respect of the Collateral.

However, a default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.2 Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default described in clause (9) or clause (11) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, accrued and unpaid interest and Additional Amounts will be due and payable immediately. If an Event of Default described in clause (9) or clause (11) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders. The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may on behalf of the Holders of all the Securities rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and Additional Amounts, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3 Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Securities or to enforce the performance of any provision of the Securities, the Security Documents or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults

The Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee may on behalf of the Holders of all the Securities waive an existing Default or Event of Default and its consequences hereunder except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5 Control by Majority

The Holders of a majority in outstanding principal amount of the Securities have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that exposes it to liability, requires it to take any action outside the United States or subjects it to the jurisdiction of a non-U.S. court, conflicts with law, this Indenture or the Security Documents or, subject to Section 7.1 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.1, prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all risk or liability caused by taking or not taking such action.

Section 6.6 Limitation on Suits

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture, the Securities or the Guarantees unless:

(1) the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(2) Holders of at least 25% in outstanding principal amount of the Securities have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the furnishing of security or indemnity; and

(5) the Holders of a majority in outstanding principal amount of the Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

Section 6.8 Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 hereof to cover the costs and expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding.

Section 6.10 Priorities

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall deliver to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Restoration of Rights and Remedies

If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

Section 6.13 Waiver of Stay, Extension or Usury Laws

The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advance of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Securities as contemplated herein, wherever enacted, nor or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.1(b) hereof;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c) hereof.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Subject to Section 7.1(a) hereof, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.2 Rights of Trustee

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or (ii) any other event of which a Trust Officer of the Trustee has received written notice which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or any Holder of the Securities.

(g) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Security Document or the perfection or priority of any security interest or Lien created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency or inspection of the Collateral for any purpose or for surveying the Collateral or confirming compliance of the Collateral with applicable laws and shall not be responsible for filing any notice, document or other paper in any public office or offices at any time or times or for or with respect to any insurance on the Collateral or for assuring that such insurance has been purposely assigned to it.

Section 7.3 Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

Section 7.4 Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral, the Security Documents or the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5 Notice of Defaults

If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall deliver to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.6 Reports by Trustee to Holders

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall deliver to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b). The Trustee shall also deliver all reports required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity

(a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services as set forth in a separate fee agreement between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the review, negotiation, execution and delivery of this Indenture and related documentation, and any amendments or supplements thereto, or delivery of an Opinion of Counsel, or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company shall indemnify and hold harmless the Trustee (in its individual and Trustee capacities) and its officers, employees, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees and expenses) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(b) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Securities.

(c) The Company’s payment and indemnification obligations under Section 7.7(a) shall also extend to the Collateral Agent, Paying Agent and Registrar. The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(9) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

(d) The Company agrees to pay by wire transfer no later than the Issue Date the fees and expenses of the Trustee (including the fees and expenses of the Trustee’s counsel) in connection with the review, execution and delivery of this Indenture and related documentation.

Section 7.8 Replacement of Trustee

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee, and the Company may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company and the Guarantors will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee shall deliver a notice of its succession to the Holders and the address of its corporate trust office. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7 hereof.

(e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Discharge of Liability on Securities; Defeasance

(a) Subject to Section 8.1(c) hereof, the Company’s obligations under the Securities, the Security Documents and this Indenture, and each Guarantor’s obligations under its Guarantee and the Security Documents, will terminate when:

(1) either

(A) all Securities (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation, or

(B) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest and Additional Amounts, if any, to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture or the Old Indenture or the Security Documents) to which the Company, the Parent or any Restricted Subsidiary is a party or by which the Company, the Parent or any Restricted Subsidiary is bound;

(3) the Parent, the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

(4) the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the foregoing, if a Holder of Securities is required under applicable law to return any payments made to it under this Indenture, then the Company’s obligation to repay such Holder the amount so returned plus interest thereon shall be reinstated until repaid in full.

(b) Subject to Section 8.2 hereof, the Company at its option at any time may terminate (i) all its obligations, subject to Section 8.1(c) hereof, under the Securities and this Indenture and the Security Documents and all obligations of the Guarantors with respect to their Guarantees and the Security Documents (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11 hereof and clause (a)(4) of Section 5.1 hereof and the Company, the Parent and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to clause (a)(4) of Section 5.1) and Section 6.1(4) hereof and the operation of Section 6.1(5), Section 6.1(6), Section 6.1(7) and Section 6.1(8) hereof, and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, each Guarantor shall be released from its obligations with respect to its Guarantee and the Security Documents.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto unless notice of such acceleration is given prior to such exercise. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section 6.1(5), Section 6.1(6), Section 6.1(7), Section 6.1(8), and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof or the failure of the Company to comply with clause (a)(4) of Section 5.1 hereof, unless, in any such case, notice of such acceleration is given prior to such exercise.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b) hereof, the obligations of the Company in Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.9, Section 7.7, Section 7.8 hereof, in Article III and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and Section 8.5 hereof shall survive.

Section 8.2 Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Amounts, if any, on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to the Stated Maturity or to a particular Redemption Date;

(2) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred;

(3) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Old Indenture or the Security Documents) to which the Parent or any of its Restricted Subsidiaries is a party or by which the Parent or any of its Restricted Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with; and

(8) the Company shall have paid any other amounts to the Trustee and the Collateral Agent that are due and owing under this Indenture and the Security Documents.

Section 8.3 Delivery and Application of Trust Money

(a) Any money or Government Securities to be delivered to or deposited with the Trustee by the Company shall be delivered to or deposited with the Paying Agent for further delivery to or deposit with the Trustee.

(b) The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, of and interest and Additional Amounts, if any, on the Securities.

Section 8.4 Repayment to Company

Following payment to the Trustee and the Collateral Agent of any amounts due and owing to them, the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or premium, if any, or interest or Additional Amounts, if any, on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.5 Indemnity for Government Securities

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.6 Reinstatement

If the Trustee or the Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest and Additional Amounts on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or the Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s properties or assets in compliance with this Indenture;

(4) to add or release Guarantors in compliance with this Indenture;

(5) to add Collateral to secure the Securities or the Guarantees, or to release Collateral in accordance with the express terms of this Indenture and the Security Documents;

(6) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder in any material respect; or

(7) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

After an amendment or supplement under this Section 9.1 becomes effective, the Company shall deliver to each Holder a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any such amendment or supplement under this Section 9.1.

Section 9.2 With Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Documents with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities) (and, with respect to amendments to the Security Documents, if and to the extent required by the Old Indenture, the holders of a least a majority in principal amount of the outstanding Old Securities). Subject to the following sentence, any existing Default or compliance with any provision of this Indenture, the Securities, the Guarantees or the Security Documents may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) (and, with respect to amendments to the Security Documents, if and to the extent required by the Old Indenture, the holders of a least a majority in principal amount of the outstanding Old Securities). However, without the consent of each Holder, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities or change the time at which any Security may be redeemed or repurchased as described above under Sections 4.7 or 4.11 (whether through amendment or waiver of provisions in the covenants, definitions or otherwise);

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in money other than that stated in the Securities;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities;

(7) modify the Parent Guarantee or any Subsidiary Guarantee in any manner adverse to the Holders of the Securities;

(8) make any change in the ranking of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders of the Securities or the Subsidiary Guarantees;

(9) except as expressly provided in this Indenture or any Security Document, release all or substantially all the Liens on the Collateral with respect to the Securities; and

(10) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.2.

The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment or waiver. It is sufficient if the consent approves the substance of the proposed amendment or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall deliver to each Holder of Securities affected thereby a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.

Section 9.3 Compliance with Trust Indenture Act

Every amendment to this Indenture, the Securities or the Security Documents shall comply with the Trust Indenture Act as then in effect.

Section 9.4 Revocation and Effect of Consents and Waivers

A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security (or any Holder of a Security issued upon the registration of transfer or exchange thereof or in lieu thereof), even if notation of the amendment, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5 Notation on or Exchange of Securities

If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.6 Trustee To Sign Amendments

The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

GUARANTEES

Section 10.1 Guarantees

Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof, jointly and severally, unconditionally guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Obligations. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities, the Security Documents or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities, the Security Documents or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Obligations of any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Company, or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

The Guarantors, jointly and severally, further agree that their Guarantees herein constitute a guarantee of payment when due (and not a Guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated Maturity, upon optional redemption, required repurchase, acceleration, redemption or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

Section 10.2 Limitation on Liability

Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3 Execution and Delivery of Guarantees

To evidence its Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers by execution of the signature page hereof or by execution of a supplemental indenture substantially in form of Exhibit E hereof.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Restricted Subsidiaries) after the Issue Date, the Parent will comply with the provisions of Section 4.9 hereof.

Section 10.4 Successors and Assigns

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities, the Guarantees and the Security Documents.

Section 10.5 No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6 Right of Contribution

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7 No Subrogation

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.8 Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9 Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Subsidiary Guarantor

(a) The Company shall not permit a Subsidiary Guarantor to sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person (other than the Company or another Subsidiary Guarantor) unless:

(1) immediately after giving effect to that transaction, no Default shall exist; and

(2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee.

(b) The Subsidiary Guarantee of a Subsidiary Guarantor will be released in accordance with Section 10.9(c) hereof:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation); or (b) in connection with any sale of all of the Capital Stock of such Subsidiary Guarantor, in either case provided that (I) the Company otherwise complies with the terms of this Indenture with respect to such transaction and (II) upon completion of such transaction, all obligations of such Subsidiary Guarantor with respect to guarantees of other Indebtedness of the Company and its Restricted Subsidiaries terminate; or

(2) if the Parent designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(3) if the Company effects a legal defeasance option as described under Article VIII;

which release shall be evidenced by a supplemental indenture satisfactory to the Trustee and the Company.

(c) In the case of either (a) or (b) above, the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or sale or other disposition (in the case of (a)) or release (in the case of (b)), and any supplemental indenture, comply with this Indenture.

(d) Notwithstanding anything in this Section 10.9 to the contrary, a Subsidiary Guarantor may consolidate with or merge into the Company or another Subsidiary Guarantor, and may transfer, sell or dispose of all or substantially all its assets to the Company or another Subsidiary Guarantor.

Section 10.10 Subordination

(a) Each Obligor hereby subordinates any and all debts, liabilities and other obligations owed to such Obligor by each other Obligor (the “Subordinated Obligations”) to the Guarantee of such other Obligor under Section 10.1 hereof (or, if such other Obligor is the Company, to the Securities) to the extent and in the manner hereinafter set forth in this Section 10.10.

(b) Except during the continuation of an Event of Default under clause (1), (2), (9) or (11) of Section 6.1, each Obligor may receive regularly scheduled payments from any other Obligor on account of the Subordinated Obligations. After the occurrence and during the continuation of any Event of Default under clause (1), (2), (9) or (11) of Section 6.1, however, unless the Trustee otherwise agrees, no Obligor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c) In any proceeding under any Bankruptcy Law relating to any Obligor, each other Obligor agrees that the Trustee and the Holders shall be entitled to receive payment in full in cash of all Note Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such other Obligor receives payment of any Subordinated Obligations.

(d) After the occurrence and during the continuation of any Event of Default under clause (1), (2), (9) or (11) of Section 6.1, each Obligor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent on account of the Secured Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Obligor under the other provisions of its Guarantee under this Section 10.10 (or, if such other Obligor is the Company, under the Securities).

(e) After the occurrence and during the continuation of any Event of Default under clause (1), (2), (9) or (11) of Section 6.1, the Collateral Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Secured Obligations (including any and all Post Petition Interest), and (ii) to require each Obligor (A) to collect and enforce, and to submit claims in respect of, Secured Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Secured Obligations (including any and all Post Petition Interest).

(f) Notwithstanding anything in this Section 10.10 to the contrary, the Obligors shall not be prohibited from making or receiving payments otherwise permitted under Article IV of this Indenture.

ARTICLE XI

COLLATERAL AND SECURITY

Section 11.1 Collateral Documents

The payment of the principal of and interest and premium, if any, and Additional Amounts on the Securities when due, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Securities or by any Guarantor pursuant to its Guarantee, the payment and performance of all other obligations of the Company and the Guarantors under this Indenture, the Securities and the Security Documents, according to the terms hereunder and thereunder, are secured as provided in the Security Documents, which the Company and the Guarantors have entered into prior to or simultaneously with the execution of this Indenture, and will be secured by the Collateral as required or permitted by this Indenture.

The Collateral will also secure the obligations of the Company, the Parent and the Subsidiary Guarantors under the Old Securities, the Old Parent Guarantee and the Old Subsidiary Guarantees, respectively, and all other “Note Obligations” (as defined in the Old Indenture) on an equal and ratable basis.

Section 11.2 Collateral Agent

(a) The Trustee is authorized and empowered to appoint one or more collateral agents as it deems necessary or appropriate who shall be entitled to exercise all rights of the Trustee with respect to the Collateral.

(b) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent.

(c) At all times when the entity acting as Trustee is not itself the entity acting as Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(d) The Collateral Agent shall act as secured party with respect to the Collateral on behalf of the Holders of the Securities and all other Secured Parties and shall serve as agent on behalf of all Secured Parties in respect of the possession and administration of the Collateral (all proceeds of Collateral to be applied to the Secured Obligations on a pro rata basis).

Section 11.3 Recording and Opinions

(a) Each of the Company and the Guarantors represent that it has caused or will promptly cause to be executed and delivered, registered, filed and recorded, and covenants that it will promptly cause to be executed and delivered and registered, filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s or such Guarantor’s expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens, all to the fullest extent permitted by law.

(b) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such Opinion of Counsel shall cover the necessity for recordings, registrations and filings required in all relevant jurisdictions.

(c) The Company shall furnish to the Trustee within 3 months after each anniversary of the Issue Date an Opinion of Counsel, dated as of such anniversary date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such opinion of counsel shall cover the necessity of recordings, registrations, filing, re-recordings, re-registrations and refilings in all relevant jurisdictions.

(d) The Company shall otherwise comply with the provisions of Section 314(b) and, as applicable, Sections 314(c), (d) and (e) of the Trust Indenture Act.

Section 11.4 Certificates of the Company

The Company will furnish to the Trustee prior to each proposed release of Collateral pursuant to the Security Documents all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Article VII hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company, as the case may be, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Section 314(d) of the Trust Indenture Act.

Section 11.5 Authorization of Actions to Be Taken

(a) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder. Each of the Company and the Guarantors will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to which it is a party, to assure and confirm to the Collateral Agent and the Trustee the Liens in the Collateral contemplated hereby and by the Security Documents to which it is a party, as from time to time constituted, so as to render the same available to the fullest extent permitted by law for the security and benefit of this Indenture and of the Securities, as applicable, according to the intent and purposes herein and therein expressed. Each of the Company and the Guarantors shall, to the fullest extent permitted by law, take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Security Documents to which it is a party to be valid, enforceable and perfected, except as expressly provided herein or therein, Liens.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c) Subject to the provisions of Article VII, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens;

(2) enforce any of the terms of the Security Documents to which the Trustee is a party; or

(3) collect and receive payment of all obligations in respect of the Securities, the Guarantees and this Indenture.

(d) Notwithstanding anything herein to the contrary, each Holder of Securities authorizes and empowers the Trustee and the Collateral Agent to execute and deliver such agreements, amendments, joinders, certificates, endorsements and such other documents and instruments, including amendments to the Security Documents, each in form and substance satisfactory to the Trustee and to the Collateral Agent, as may be necessary or desirable in the determination of the Trustee or the Collateral Agent to provide that the Collateral will secure the Secured Obligations on an equal and ratable basis and to provide that the Collateral Agent, on behalf of all Secured Parties, will serve as agent of the Secured Parties in respect of the possession and administration of the Collateral.

Subject to the provisions of Article VII, the Trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens or the Security Documents to which the Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 11.6 Release of Note Liens

(a) The Liens will be released, with respect to the Securities and the Guarantees:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, Additional Amounts, if any, and premium, if any, on the Securities and payment in full of all other Obligations in respect thereof that are due and payable at or prior to the time such principal, accrued and unpaid interest, Additional Amounts, if any, and premium, if any, are paid, including amounts owing under Section 7.7; and

(2) in whole, upon discharge or legal defeasance pursuant to Article VIII.

(b) Upon delivery to the Trustee of an Officer’s Certificate requesting execution of an instrument confirming the release of the Liens pursuant to Section 11.6(a), accompanied by:

(1) an Opinion of Counsel confirming that such release is permitted by Section 11.6(a);

(2) all instruments requested by the Company to effectuate or confirm such release; and

(3) such other certificates and documents as the Trustee may reasonably request to confirm the matters set forth in Section 11.6(a),

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee, promptly execute and deliver, such instruments.

(c) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d) The Company will bear and pay all costs and expenses associated with any release of Liens pursuant to this Section 11.6, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

(e) [Intentionally Omitted.]

(f) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Company, no release of Collateral pursuant hereto shall be effective as against the Holders of the Securities.

(g) The release of any Collateral from the terms of the Security Documents, or the release, in whole or in part, of the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Security Documents. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act.

The Trustee shall, in the absence of negligence or bad faith on its part, be entitled to rely on Officer’s Certificates and Opinions of Counsel with respect to the Company’s and the Guarantors’ compliance with provisions of this Section 11.6.

Section 11.7 Determinations Relating to Collateral

In the event (i) the Trustee shall receive any written request from the Company, a Guarantor or the Collateral Agent under any Security Document for consent, approval or direction with respect to any matter or thing relating to any Collateral or the Company’s, a Guarantor’s or the Collateral Agent’s obligations with respect thereto, (ii) there shall be due to or from the Trustee under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Company or a Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article VII hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and shall be entitled to indemnification provided in accordance with Section 7.7 hereof and other sections of this Indenture if such action is agreed to by Holders of a majority in aggregate principal amount of the Securities pursuant to Section 6.5, and the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (i) direction from the Holders of a majority in aggregate principal amount of the Securities in accordance with Section 6.5 hereof and (ii) indemnification in accordance with Section 7.1(g) hereof. Notwithstanding anything herein to the contrary, except during the continuance of an Event of Default, the Trustee in giving any consent, approval or direction referred to in clause (i) above or in rendering any performance or delivering any instrument referred to in clause (ii) above may rely on an Officer’s Certificate and an Opinion of Counsel delivered to it by the Company to the effect that the action to be taken or not taken does not adversely affect the interests of the Holders of the Securities or impair the security of the Holders of the Securities in contravention of the provisions of the Security Documents or this Indenture, and the Trustee shall be fully protected in acting or not acting on the basis of such Officer’s Certificate and Opinion of Counsel.

Section 11.8 Proceeds from Disposition of Collateral

(a) After the exercise of remedies by (i) the Collateral Agent, (ii) the Old Trustee or the holders of the Old Securities under Section 6.5 of the Old Indenture, or (iii) the Trustee or the holders of the Securities under Section 6.5 hereof, any proceeds of the Collateral, when received by any Secured Party in cash or its equivalent, will be applied ratably in reduction of the outstanding Secured Obligations (and, as to the “Note Obligations” in respect of the Old Indenture, in the order of priority set forth in Section 6.10 thereof and, as to the Note Obligations in respect of this Indenture, in the order of priority set forth in Section 6.10 hereof), and each of the Company, the Parent and the Subsidiary Guarantors irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

(b) In the event that the Collateral Agent receives the proceeds of any Collateral pursuant to any exercise of remedies under this Indenture, the Old Indenture or the Security Documents, and any outstanding Secured Obligations with respect to which such proceeds are to be applied are not yet due and payable under this Indenture or the Old Indenture, the Collateral Agent shall hold such proceeds as additional Collateral security and will deposit such proceeds in a segregated non-interest bearing account, to be applied in reduction of such Secured Obligations as such Secured Obligations become due and payable in accordance with the terms of the Indenture and/or the Old Indenture, as applicable.

(c) Any proceeds of any Collateral that may be received by the Trustee or Holders of the Securities in violation of this Indenture shall be segregated and held in trust and promptly paid over to the Collateral Agent, for the ratable benefit of the Secured Parties entitled thereto, in the same form as received, with any necessary endorsements, and the Trustee hereby authorizes the Collateral Agent to make any such endorsements as agent for the Trustee and the Holders of the Securities (which authorization, being coupled with an interest, is irrevocable until such time as this Indenture is terminated in accordance with its terms).

Section 11.9 Enforcement Not Limited

It is understood and agreed that (i) upon the occurrence and during the continuation of an “Event of Default” (as defined in the Old Indenture), the Old Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by the Old Indenture and applicable law, any enforcement action with respect to the “Note Obligations” under the Old Indenture and the Collateral in such order and manner as it may determine in its sole discretion and (ii) upon the occurrence and during the continuation of an Event of Default, the Trustee may take and continue, and direct the Collateral Agent to take and continue, in each case to the extent permitted by this Indenture and applicable law, any enforcement action with respect to the Note Obligations under this Indenture and the Collateral in such order and manner as it may determine in its sole discretion; provided that (i) the Old Trustee and the Trustee shall cooperate in good faith with the Collateral Agent in the orderly administration of the Collateral in connection with an exercise of remedies hereunder or under the Old Indenture, as applicable, and (ii) all proceeds of any Collateral (howsoever realized and whomsoever realizing the same) shall in any event be applied ratably to the Secured Obligations in accordance with Section 11.8 hereof. The Trustee, for itself and on behalf of the Holders of the Securities, hereby acknowledges and agrees that no covenant, agreement or restriction contained in this Indenture or in the Security Documents or otherwise shall be deemed to restrict in any way the rights and remedies of the Old Trustee or the holders of the Old Securities with respect to the Collateral as set forth in the Security Documents and the Old Indenture or under applicable law (all proceeds of Collateral (howsoever realized and whomsoever realizing the same) in any event to be applied ratably to the Secured Obligations in accordance with Section 11.8 hereof).

ARTICLE XII

MISCELLANEOUS

Section 12.1 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 12.2 Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or the Guarantors:

c/o Transmeridian Exploration Incorporated

5847 San Felipe, Suite 4300

Houston, Texas 77057

Attention: Earl W. McNeil

Fax: (713) 781-6593

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, 4 East

New York, New York 10286

Attention: Global Finance Americas

Fax: (212) 815-5802/3

The Company or the Guarantors, by notice to the Trustee, or the Trustee, by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 12.3 Communication by Holders with other Holders

Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they are so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Officer’s Certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion or representations are based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.5 Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6 When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.7 Legal Holidays

A “Legal Holiday” is a day that is not a Business Day. Notwithstanding any other provisions of this Indenture, the Securities, the Security Documents or the Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 12.8 Governing Law

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES.

Section 12.9 No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee or incorporator of the Parent, the Company or any other Guarantor, and no stockholder of the Parent, as such, shall have any liability for any obligations of the Parent, the Company or the Subsidiary Guarantors under the Securities, this Indenture, the Guarantees, the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 12.10 Successors

All agreements of the Company and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture and the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11 Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 12.12 Severability

In case any provision in this Indenture or in the Securities or the Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13 Variable Provisions

The Company initially appoints The Bank of New York Mellon as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.

Section 12.14 Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TRANSMERIDIAN EXPLORATION INC.

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

PARENT GUARANTOR:

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

SUBSIDIARY GUARANTORS:

TMEI OPERATING, INC.

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

BRAMEX MANAGEMENT, INC.

By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President

JSC CASPI NEFT TME

By:	/s/ Anatole Kunevich
	Name:	Anatole Kunevich
	Title:	President

S-1

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Vanessa Mack
	Name:	Vanessa Mack
	Title:	Vice President

S-2

EXHIBIT A

FORM OF SECURITY

TRANSMERIDIAN EXPLORATION INC.

SENIOR SECURED NOTE DUE 2010

CUSIP NO. [    ]1

ISIN NO. [    ]2

No. __	Principal Amount $______________

TRANSMERIDIAN EXPLORATION INC., a British Virgin Islands company, promises to pay to ___________, or registered assigns, the principal sum of _________________________________ U.S. Dollars [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interest in the Global Security attached hereto]3 on December 15, 2010.

Interest Payment Dates: March 15, June 15, September 15 and December 15, commencing December 15, 2008.

Record Dates: March 1, June 1, September 1 and December 1.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Dated: _________ __, 20__

TRANSMERIDIAN EXPLORATION INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.
[3]	For Global Securities only.

[BACK OF SECURITY]

TRANSMERIDIAN EXPLORATION INC.

SENIOR SECURED NOTE DUE 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Transmeridian Exploration Inc., a British Virgin Islands company (the “Company”), promises to pay interest on the principal amount of this Security at 12% per annum from [•], 2008 until maturity. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2008. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate per annum of 1% in excess of 12%; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1, June 1, September 1 or December 1, as applicable, next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest and Additional Amounts, if any, at the office or agency of the Paying Agent maintained for such purpose within the Borough of Manhattan, The City of New York, the State of New York; provided that payment by such Paying Agent by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Amounts, if any, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least $5,000,000 aggregate principal amount of the Securities and will have provided wire transfer instructions to the Company and the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

4. Indenture. The Company issued the Securities under an Indenture, dated as of October 24, 2008 (the “Indenture”), among the Company, the Guarantors named on the signature pages thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are secured obligations of the Company as provided in the Indenture and the Security Documents. The Indenture limits the original aggregate principal amount of the Securities to $177,726,000 (or such other aggregate principal amount set forth in an Authentication Order delivered on the Issue Date). This Security is guaranteed as set forth in the Indenture.

5. Optional Redemption; Special Redemption.

(a) At any time and from time to time on or after December 15, 2008, the Company may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Additional Amounts, if any, on the Securities, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest and Additional Amounts, if any, due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period (or shorter period, as applicable) beginning on the dates indicated below:

Year	Redemption Price
December 15, 2008	106.00%
December 15, 2009	103.00%
June 15, 2010	100.00%

(b) At any time prior to December 15, 2008, the Company may on one or more occasions redeem up to 35% of the Securities originally issued under the Indenture at a redemption price of 112.00% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the Securities originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(c) The Company will redeem a specified portion of the Securities based on the unused portion of the funds that would have been necessary to repurchase all outstanding Old Securities in the Change of Control/MAC Offer related to the Swap Closing (each as defined in the Old Indenture), at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, in the manner specified in the Indenture, so long as the aggregate redemption price of the Securities to be redeemed is equal to or greater than $2.0 million.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees or similar governmental charges required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions in accordance with the Indenture.

7. Additional Amounts.

If any taxes, assessments or other governmental charges are imposed, or amounts representing such taxes, assessments or other charges are withheld, by any jurisdiction where the Company, the Parent, a Subsidiary Guarantor or a successor of the foregoing (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Securities, the Payor will pay to each Holder of a Security, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the Beneficial Owner of the note to comply with a reasonable and timely request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such Beneficial Owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(d) any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Security to any Holder who is a fiduciary or partnership or limited liability company or other than the sole Beneficial Owner of such payment to the extent (but only to the extent) such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or Beneficial Owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

8. Collateral. The Securities are secured by the Collateral as provided in the Indenture and the Security Documents. Each Holder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Security Documents as the same may be amended from time to time. The Liens created under the Security Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral will also secure the obligations of the Company, the Parent, the Subsidiary Guarantors under the Old Securities, the Old Parent Guarantee and the Old Subsidiary Guarantees, respectively, on an equal and ratable basis.

9. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Securities and the Security Documents may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities) (and, with respect to amendments to the Security Documents, if and to the extent required by the Old Indenture, the holders of a least a majority in principal amount of the outstanding Old Securities), and any existing Default or compliance with any provision of the Indenture, the Securities, the Guarantees or the Security Documents may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities) (and, with respect to amendments to the Security

Documents, if and to the extent required by the Old Indenture, the holders of a least a majority in principal amount of the outstanding Old Securities). Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations under the Indenture and the Securities, (iv) to add or release Guarantors in compliance with the Indenture, (v) to add Collateral to secure the Securities or the Guaranties, or to release Collateral in accordance with the express terms of the Indenture and the Security Documents, (vi) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder in any material respect, or (vii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act or maintaining such qualification.

11. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

12. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

13. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of __, 2008, among the Company, the Guarantors and the other parties named on the signature pages thereof.*

16. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Global Securities and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Global Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

*	Delete for Exchange Security.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.* Requests may be made to:

Transmeridian Exploration Inc.

c/o Transmeridian Exploration Incorporated

5847 San Felipe, Suite 4300

Houston, Texas 77057

Attention: Investor Relations

(713) 458-1100

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate box below:

☐  Section 4.7            ☐  Section 4.11

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Bank of New York Mellon

Re:	Transmeridian Exploration Inc. Senior Secured Notes due 2010

(CUSIP [    ]1 [    ]2)

(ISIN[    ]2)

Reference is hereby made to the Indenture, dated as of ___, 2008 (the “Indenture”), among Transmeridian Exploration Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $___________ in such Security[ies] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the

[1]	For Securities sold in reliance on Rule 144A.

[2]	For Securities sold in reliance on Regulation S.

Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and, accordingly, the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an accredited investor within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (“Institutional Accredited Investor”) or pursuant to another exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Security and the requirements of the exemption claimed, which certification is supported by, if the Transfer is to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit F to the Indenture. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York Mellon

Re:	Transmeridian Exploration Inc. Senior Secured Notes due 2010

(CUSIP [    ]1 [    ]2)

(ISIN[    ]2)

Reference is hereby made to the Indenture, dated as of ___, 2008 (the “Indenture”), among Transmeridian Exploration Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $____________ in such Security[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies that (i) the Definitive Security is being acquired for the Owner’s own

[1]	For Securities sold in reliance on Rule 144A.

[2]	For Securities sold in reliance on Regulation S.

account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐144A Global Security, ☐Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each of the undersigned Guarantors (which term includes any successor to such Guarantor under the Indenture) has, jointly and severally, with each other Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 24, 2008 (the “Indenture”) among Transmeridian Exploration Inc. (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”), the full and punctual payment of the principal of, premium if any, interest and Additional Amounts, if any, on the Securities (as defined in the Indenture) when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to Section 4.7 or Section 4.11 of the Indenture, acceleration or otherwise, and all other monetary obligations owing by the Company under the Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Indenture. The obligations of the undersigned Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article X of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantees. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that this Guarantee shall be released upon any defeasance of this Security or otherwise in accordance with the provisions of the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among [Name of Future Guarantor(s)] (the “New Guarantor”), a subsidiary of Transmeridian Exploration Inc., a British Virgin Islands company (or its permitted successor) (the “Company”), the Company, the existing Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors”, or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 24, 2008, relating to the Senior Secured Notes due 2010 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause such newly acquired or created Restricted Subsidiary to become a Guarantor and execute a supplemental indenture satisfactory to the Trustee; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

3. EXECUTION AND DELIVERY. Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Guarantee of any Guarantor.

4. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

TRANSMERIDIAN EXPLORATION INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

EXHIBIT F

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

Transmeridian Exploration Inc.

c/o Transmeridian Exploration Incorporated

5847 San Felipe, Suite 4300

Houston, Texas 77057

Attention: Investor Relations

The Bank of New York Mellon

101 Barclay Street, 4 East

New York, New York 10286

Attention: Global Finance Americas

Fax: (212) 815-5802/3

Re:	Transmeridian Exploration Inc. Senior Secured Notes due 2010

Reference is hereby made to the Indenture, dated as of October 24, 2008 (the “Indenture”), among Transmeridian Exploration Inc., as issuer (the “Company”), the Guarantors party thereto and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $______________ aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Security, or

(b)	☐ a Definitive Security,

we confirm that:

1.	we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “institutional accredited investor”);

2.

(A) any purchase of the Securities by us will be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a “bank,” within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in

F-1

Section 3(a)(5)(A) of the Securities Act that is acquiring Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

3.	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Securities;

4.	we are not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

5.	we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities; and

6.	(A) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and will not hold) the Securities on behalf of, or with the assets of, any such plan, arrangement or entity; or (B) our purchase and holding of the Securities are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

We understand that the Securities were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or any state securities laws, and they were offered for resale in transactions not requiring registration under the Securities Act. We agree, on our own behalf, and on behalf of each account for which we acquire any Securities, that if in the future we decide to offer, resell, pledge or otherwise transfer such Securities, such Securities may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) inside the United States to a person who is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (d) inside the United States, to an institutional accredited investor that, prior to such transfer, furnishes to the trustee, a signed letter similar to this letter containing certain representations relating to restrictions on transfer of the note evidenced hereby, (e) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any State or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (b) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the registrar and transfer agent for the Securities

F-2

will not be required to accept for registration of transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Securities we receive will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

We acknowledge that you and the Company will rely upon the truth and accuracy of our acknowledgments, confirmations and agreements in this letter. Further, we acknowledge and agree that you and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

F-3